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                                                                     EXHIBIT 4.6


                         SECOND SUPPLEMENTAL INDENTURE

     SECOND SUPPLEMENTAL INDENTURE (this "Second Supplemental Indenture") dated as of February 19, 2001, by and among Georgia-Pacific Corporation, a Georgia corporation (the "Guarantor"), Fort James Corporation, a Virginia corporation (the "Company"), a wholly-owned subsidiary of the Guarantor and The Bank of New York, a banking corporation duly organized and existing under the laws of the State of New York (the "Trustee"), as trustee under the Indenture referred to below.

                                  WITNESSETH:

          WHEREAS the Company has heretofore executed and delivered to the Trustee an Indenture (the "Indenture") dated as of November 1, 1991, as supplemented by the First Supplemental Indenture, dated as of September 19, 1997, pursuant to which one or more series of unsecured debentures, securities or other evidences of indebtedness of the Company (the "Securities") may be issued from time to time;

          WHEREAS Section 901 of the Indenture provides that, without the consent of any Holders of Securities or coupons, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into an indenture supplemental to the Indenture making any provision with respect to matters or questions arising under the Indenture, provided that such actions shall not adversely affect the interests of the Holders of Securities or any related coupons in any material respect; and

          WHEREAS pursuant to the foregoing authority, the Company desires to amend and supplement the Indenture in certain respects;

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

          1.  Agreement to Guarantee.  Subject to the provisions hereof, the
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Guarantor hereby fully and unconditionally guarantees (the "Guarantee") to each
Holder of the Securities and to the Trustee on behalf of the Holders: (i) the due and punctual payment of the principal of, premium, if any, on and interest on each Security, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest, if any, on the Securities, to the extent lawful and the due and punctual performance of all other Obligations of Company to the Holders or the Trustee, all in accordance with the terms of such Security and the Indenture and (ii) in the case of any extension of time of payment or renewal of any Securities or any of such other Obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at Stated Maturity, by acceleration or otherwise.

          The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, the benefit of discussion, protest or notice with respect to any such Security or the debt evidenced thereby and all demands whatsoever (except as specified above), and covenants that this Guarantee will not be discharged as to any such Security except by payment in full of the principal thereof and interest thereon and as provided in
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Sections 1401, 1402 and 1403 of the Indenture and in "Release of Guarantee"
contained herein. In the event of any declaration of acceleration of such Obligations as provided in Article V of the Indenture, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of this Guarantee. In addition, without limiting the foregoing provisions, upon the effectiveness of an acceleration under Article V of the Indenture, the Trustee may promptly make a demand for payment on the Securities under this Guarantee as provided herein.

          If the Trustee or the Holder is required by any court or otherwise to return to the Company or the Guarantor, or any custodian, receiver, liquidator, trustee, sequestrator or other similar official acting in relation to Company or the Guarantor, any amount paid to the Trustee or such Holder in respect of a Security, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. The Guarantor further agrees, to the fullest extent that it may lawfully do so, that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article V of the Indenture for the purposes of this Guarantee, notwithstanding any stay, injunctions or other prohibition extant under any applicable bankruptcy law preventing such acceleration in respect of the Obligations guaranteed hereby.

          The Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of its obligations under this Guarantee and the Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of the Holders against the Company or any collateral which any such Holder or the Trustee on behalf of such Holder hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any such amount shall be paid to a Guarantor in violation of the preceding sentence and the principal of, premium, if any, and accrued interest on the Securities shall not have been paid in full, such amount shall be deemed to have been paid to such Guarantor for the benefit of and held in trust for the benefit of, the Holders, and shall forthwith be paid to the Trustee for the benefit of the Holders to be credited and applied upon the principal of, premium, if any, and accrued interest on the Securities. The Guarantor acknowledges that it will receive direct and indirect benefits from the issuance of the Guarantee and that the waivers set forth in this Guarantee are knowingly made in contemplating of such benefits.

          Obligations Unconditional.  Nothing contained herein or elsewhere in
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the Indenture or in the Securities is intended to or shall impair, as among any
Guarantor and the Holders of the Securities, the obligation of such Guarantor, which is absolute and unconditional, upon failure by the Company, to pay to the Holders of the Securities the principal of, premium, if any, and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of such Guarantor, nor shall anything herein or therein prevent any Holder or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under the Indenture.

          Without limiting the foregoing, nothing contained herein will restrict the right of the Trustee or the Holders to take any action to declare the Guarantee to be due and payable prior

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to the Stated Maturity of any Securities pursuant to Section 502 of the
Indenture or to pursue any rights or remedies hereunder or under the Indenture.

          Release of Guarantee.  The Guarantee issued by the Guarantor will be
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automatically and unconditionally released and discharged upon (i) the Guarantor no longer being required to file periodic reports under the Exchange Act of 1934, as amended (other than any requirement to file due to the existence of this Guarantee) or (ii) such time, if any, as the Company ceases to be, directly or indirectly, a wholly owned subsidiary of the Guarantor.

          Notice to Trustee.  A Guarantor shall give prompt written notice to
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the Trustee of any fact known to such Guarantor which would prohibit the making of any payment to or by the Trustee in respect of the Guarantee pursuant to the provisions of this Guarantee.


          2.  Ratification of Indenture; Second Supplemental Indentures Part of
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Indenture.  Except as expressly amended hereby, the Indenture is in all respects
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ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

          3.  Governing Law.  THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE
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GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW
YORK.

          4.  Trustee Makes No Representation.  The Trustee makes no
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representation as to be validity or sufficiency of this Second Supplemental
Indenture.

          5.  Counterparts.  The parties may sign any number of copies of this
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Second Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

          6.  Effect of headings.  The Section headings herein are for
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convenience only and shall not effect the construction thereof.

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          IN WITNESS WHEREOF, the parties hereto have caused this Second
Supplemental Indenture to be duly executed as of the date first above written.


                                  FORT JAMES CORPORATION

                                  By: /s/
                                      ---------------------------------
                                      Name:
                                      Title:


                                  By: /s/
                                      ---------------------------------
                                      Name:
                                      Title:


                                  GEORGIA-PACIFIC CORPORATION, as Guarantor

                                  By: /s/
                                      ---------------------------------
                                      Name:
                                      Title:


                                  By: /s/
                                      ---------------------------------
                                      Name:
                                      Title:


                                  THE BANK OF NEW YORK, as Trustee

                                  By: /s/
                                      ---------------------------------
                                      Name:
                                      Title:


                                  By: /s/
                                      ---------------------------------
                                      Name:
                                      Title:

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